Filed Pursuant to Rule 424(b)(5)
Registration No. 333-198569

SUBJECT TO COMPLETION, DATED DECEMBER 9, 2016

The information in this preliminary prospectus supplement, relating to an effective registration statement under the Securities Act of 1933, as amended, is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUPPLEMENT

(To the Prospectus Dated January 6, 2015)

MARATHON PATENT GROUP, INC.

                          Shares of Common Stock

We are offering               shares of our common stock to institutional investors at a price of $         per share pursuant to this prospectus supplement and the accompanying prospectus and a securities purchase agreement with such investors.

Our common stock is traded on The NASDAQ Capital Market under the symbol “MARA.” On December 8, 2016, the last reported trading price of our common stock on The NASDAQ Capital Market was $1.68 per share.

Investing in our common stock involves significant risks. Before buying any shares, you should read the discussion of material risks of investing in our common stock in “Risk Factors” beginning on page S-8 of this prospectus supplement and on page 3 of the accompanying prospectus.

Northland Capital Markets is acting as the sole placement agent on this transaction.  The placement agent is not purchasing or selling any of our shares of common stock offered by this prospectus supplement, nor is it required to arrange the purchase or sale of any specific number or dollar amount of shares of common stock, but has agreed to use its best efforts to arrange for the sale of all of our shares of common stock offered hereby. There is no required minimum number of shares of common stock that must be sold as a condition to completion of the offering.  We have agreed to pay the placement agent the placement agent fees set forth in the table below.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total

Offering price	$	$
Placement agent fee (1)	$	$
Proceeds, before expenses, to us	$	$

(1) In addition to the placement agent fee listed in the table above, we have agreed to reimburse the placement agent for certain of its expenses with respect to this offering and issue to the placement agent warrants to purchase shares of our common stock as described under “Plan of Distribution” on page S-13 of this prospectus supplement.

As of December 8, 2016, the aggregate market value of our outstanding common equity held by non-affiliates was approximately $23,102,092 based on 15,070,475 shares of outstanding common stock, of which 1,319,230 shares are held by affiliates, and a price of $1.68 per share, which was the last reported trading price of our common stock on The NASDAQ Capital Market on December 8, 2016. As of the date of this prospectus supplement, we have not sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12-calendar month period that ends on, and includes, the date of this prospectus supplement.

We expect that delivery of the shares being offered pursuant to this prospectus supplement and the accompanying prospectus will be made on or about December   , 2016.

Northland Capital Markets

The date of this prospectus supplement is December   , 2016

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. We urge you to carefully read this prospectus supplement and the accompanying prospectus, and the documents incorporated herein and therein, before buying any of the securities being offered under this prospectus supplement. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference therein.

You should rely only on the information contained or incorporated herein by reference in this prospectus supplement, contained or incorporated therein by reference in the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus outside the United States. You should assume that the information in this prospectus supplement and the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of the date on the front of the applicable document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus and any related free writing prospectus that we authorized to be delivered to you when making your investment decision.

In this prospectus, unless otherwise specified or the context requires otherwise, we use the terms “Marathon,” the “Company,” “we,” “us” and “our” to refer to Marathon Patent Group, Inc. and its subsidiaries.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. To fully understand this offering and its consequences to you, you should read this entire prospectus supplement and the accompanying prospectus carefully, including the information referred to under the heading “Risk Factors” in this prospectus supplement beginning on page S-8 and on page 3 of the accompanying prospectus, the financial statements and other information incorporated by reference in this prospectus supplement and the accompanying prospectus, and the information included in any free writing prospectus that we have authorized for use in connection with this offering, when making an investment decision.

About Marathon Patent Group, Inc.

Business Overview

We acquire patents and patent rights from owners or other ventures and seek to monetize the value of the patents through litigation and licensing strategies, alone or with others.  Part of our acquisition strategy is to acquire or invest in patents and patent rights that cover a wide-range of subject matter which allows us to seek the benefits of a diversified portfolio of assets in differing industries and countries.  Generally, the patents and patent rights that we seek to acquire have large identifiable targets who are or have been using technology that we believe infringes our patents and patent rights.  We generally monetize our portfolio of patents and patent rights by entering into license discussions, and if that is unsuccessful, initiating enforcement activities against any infringing parties with the objective of entering into comprehensive settlement and license agreements that may include the granting of non-exclusive retroactive and future rights to use the patented technology, a covenant not to sue, a release of the party from certain claims, the dismissal of any pending litigation and other terms.  Our strategy has been developed with the expectation that it will result in a long-term, diversified revenue stream for the Company. As of September 30, 2016, we owned 519 U.S. and foreign patents. In the aggregate, the earliest date for expiration of a patent in our patent portfolio has passed, but patent rules allow for a six-year look-back for royalties. In the aggregate, the median expiration date, as of September 30, 2016, is August 15, 2018. We began to generate revenue from our patent portfolio during the second quarter of 2013.

Corporate History

We were incorporated in the State of Nevada on February 23, 2010 under the name “Verve Ventures, Inc.” On December 7, 2011, we changed our name to “American Strategic Minerals Corporation” and were primarily engaged in exploration and potential development of uranium and vanadium minerals business. During June 2012, we decided to discontinue our uranium and vanadium minerals business and began to engage in the business of acquiring, renovating, and selling real estate properties located within Southern California. On November 14, 2012, we discontinued our real estate business and acquired all the intellectual property rights of Sampo IP, LLC. This was the foundation on which we built our business.

Business Model and Strategy

Our business encompasses two main elements: (1) the identification, analysis and acquisition of patents and patent rights; and (2) the generation of licensing revenues from the acquired patents or patent rights. Typically, we compensate the patent holder with some combination of cash, equity, earn-out or debt in consideration for the patents or patent rights or resolution of claims.

Our Products and Services

We acquire patents and patent rights from patent holders in order to maximize the value of their patent holdings by conducting and managing a licensing campaign. Some patent holders tend to have limited internal resources and/or expertise to effectively address the unauthorized use of their patented technologies or they simply make the strategic business decision to outsource their intellectual property licensing. Typically, we, or an operating subsidiary acquires a patent portfolio in exchange for a combination of an upfront cash payment, a percentage of our operating subsidiary’s gross recoveries from the licensing and enforcement of the portfolio, or a combination of the two.

Customers

Currently, we define customers as those companies that procure licenses to our patents, to satisfy legal claims of infringement against commercial products or services they produce or sell. Our licensees generally obtain non-recurring, non-exclusive, non-assignable license agreements in return for a single payment upon execution of the license agreement.  However, in certain cases, such as the licenses for our Medtech portfolio, we may enter into licenses with recurring royalty payments that continue for a defined period of time.

Intellectual Property and Patent Rights

Our intellectual property is primarily comprised of issued patents, patent applications and contract rights to patents.  As of September 30, 2016, the median expiration date for patents in our portfolio was August 15, 2018, and the latest expiration date for a patent in our portfolio was July 29, 2033.  A summary of our patent portfolios is as follows:

Subsidiary	Number of Patents	Earliest Expiration Date	Median Expiration Date	Latest Expiration Date	Subject Matter
Bismarck IP Inc.	17	Expired	08/02/16	01/22/18	Communication and PBX equipment
Clouding Corp.	59	Expired	08/06/21	03/29/29	Network and data management
CRFD Research, Inc.	5	05/25/21	09/17/21	08/19/23	Web page content translator and device-to-device transfer system
Cyberfone Systems, LLC	30	Expired	09/15/15	06/07/20	Telephony and data transactions
Dynamic Advances, LLC	4	Expired	10/02/17	03/06/23	Natural language interface
E2E Processing, Inc.	4	04/27/20	11/17/23	07/18/24	Manufacturing schedules using adaptive learning
Hybrid Sequence IP, Inc.	2	Expired	09/09/16	07/17/17	Asynchronous communications
IP Liquidity Ventures, LLC	3	Expired	06/06/15	06/06/15	Pharmaceuticals / tire pressure systems
Loopback Technologies, Inc.	9	Expired	08/05/16	08/27/22	Automotive
Magnus IP	62	10/28/29	09/29/24	10/15/30	Network Management/Connected Home Devices
Medtech Group Acquisition Corp.	86	Expired	06/28/19	08/09/29	Medical technology
Motheye Technologies	1	06/07/21	06/07/21	06/07/21	Optical Networking
Munitch IP	173	9/16/18	6/21/26	5/29/32	W-CDMA and GSM cellular technology
Relay IP, Inc.	1	Expired	Expired	Expired	Multicasting
Sampo IP, LLC	3	03/13/18	12/01/19	11/16/23	Centrifugal communications
Sarif Biomedical LLC	4	Expired	Expired	Expired	Microsurgery equipment
Signal IP, Inc.	7	Expired	12/01/15	08/06/22	Automotive
TLI Communications, LLC	6	06/17/17	06/17/17	06/17/17	Telecommunications
Traverse Technologies	12	02/25/29	06/05/29	07/29/33	Li-Ion Battery/High Capacity Electrodes
Vantage Point Technology, Inc.	31	Expired	05/31/16	03/09/18	Computer networking and operations
		Median	08/15/18

Patent Enforcement Litigation

We are involved in numerous ongoing enforcement proceedings alleging infringement of patent rights in numerous jurisdictions, both within the United States and internationally.  As of September 30, 2016, we were involved in enforcement actions against approximately 22 defendants, as set forth below:

United States				Number of Cases
District of Delaware				5
Eastern District of Michigan				1
Central District of California				1

Foreign				Number of Cases
Germany				9
France				3
Italy				3

Recent Developments

We have negotiated the terms of an Amended and Restated Revenue Sharing and Securities Purchase Agreement (the “ASRSSA”) by and among the Company and certain of its subsidiaries, DBD Credit Funding LLC, an affiliate of Fortress Credit Corp. (“Fortress”) as collateral agent and certain purchasers affiliated with Fortress.  The ASRSSA amends and restates the Revenue Sharing and Securities Purchase Agreement, dated as of January 29, 2015 (the “Original Agreement”) pursuant to which the purchasers acquired from us (i) $20,000,000 in aggregate original principal amount of notes, of which an aggregate principal amount of $15,549,409 remains outstanding, (ii) an interest in our revenues from certain activities and (iii) warrants for the purchase of 100,000 shares of our common stock.  The ASRSSA amends the Original Agreement to provide for the Company to (i) issue and sell to the purchasers $12,000,000 in aggregate original principal amount of notes (provided, that the proceeds of such notes will be “net funded” out so that the cash currently held in the cash collateral account will be deemed to be applied to the repayment of the currently outstanding notes), (ii) provide for the sale of up to $10,000,000 in aggregate principal amount of notes, and (iii) provide for the sale of warrants to purchase 500,000 shares of common stock at the lower of (a) the closing price on the day prior to closing or (b) the average closing price for the 30 proceeding days prior to closing. The revenue stream basis will be increased from $750,000 to $1,600,000 as a result of the issuance of the additional principal amount of notes.  We expect that we will close the ASRSSA and related agreements shortly after the closing of this offering,  as the closing of this offering is a condition of closing the ASRSSA. There can be no assurance, however, that the closing of the ASRSSA will be consummated on the terms described herein or at all.

Company Information

Our principal office is located at 11100 Santa Monica Blvd., Suite. 380, Los Angeles, CA 90025. Our telephone number is (703) 232-1701. Our Internet address is www.marathonpag.com. Information on or accessible through our website does not constitute part of this prospectus supplement or the accompanying prospectus and should not be relied upon in connection with making any investment decision with respect to the securities offered by this prospectus supplement and the accompanying prospectus.

The Offering

The following summary contains basic information about this offering. The summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying prospectus.

Common stock offered by us	shares.

Offering price	$ per share

Common stock to be outstanding immediately after the offering(1)	shares.

Use of proceeds	We intend to use the net proceeds from this offering for working capital and other general corporate purposes, including the acquisition of certain patent portfolios.

Prohibitions on subsequent equity sales

Pursuant to the placement agency agreement, we are prohibited, for a period commencing on the date of the placement agency agreement and ending 90 days from the closing date of the offering, from entering into any agreement to issue or announcing the issuance or proposed issuance of any shares of common stock or securities convertible or exercisable into common stock, subject to certain exceptions.

NASDAQ Capital Market symbol	MARA

Risk factors

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-8 of this prospectus supplement and other information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider carefully before investing in our common stock.

(1)         The number of shares of common stock to be outstanding immediately after this offering as shown above is based on 15,070,475 shares of common stock outstanding as of December  8, 2016. The number of outstanding shares excludes:

•                  3,665,314 shares of our common stock issuable upon the exercise of outstanding stock options having a weighted average exercise price of $3.34 per share;

•                  291,978 shares of our common stock issuable upon the exercise of outstanding warrants with a weighted average exercise price of $5.03;

•                  782,004 shares of common stock issuable upon conversion of 782,000 outstanding shares of Series B Preferred Stock; and

•                  66,667 shares of common stock issuable upon conversion of $500,000 in outstanding convertible notes.

RISK FACTORS

An investment in our common stock involves a high degree of risk and uncertainty. You should consider the “Risk Factors” included in the documents that are incorporated by reference into this prospectus supplement, as well as the other information contained in this prospectus supplement, the accompanying prospectus and in the documents that are incorporated by reference into this prospectus. Our business, financial condition, cash flow or prospects and results of operations could be severely harmed as a result of these risks. This could cause the trading price of our common stock to decline, and you could lose all or part of your investment.

Risks Related to This Offering

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our common stock to decline.

You will experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

Because the price per share of our common stock sold in this offering is substantially higher than the tangible book value per share of our common stock, you will suffer immediate and substantial dilution in the net tangible book value of the common stock you purchase in this offering. Based on the offering price of $          per share, and after deducting the placement agent’s fees and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2016 would have been approximately $          million, or $          per share of common stock. This represents an immediate increase in the net tangible book value of $           per share to our existing stockholders and an immediate and substantial dilution in as adjusted net tangible book value of $          per share to new investors who purchase our common stock in the offering. See “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase our common stock in the offering.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing our shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering.

Fluctuations in the price of our common stock, including as a result of actual or anticipated sales of shares by stockholders, may make our common stock more difficult to resell.

The market price and trading volume of our common stock have been and may continue to be subject to significant fluctuations due not only to general stock market conditions, but also to a change in sentiment in the market regarding the industry in which we operate, our operations, business prospects or liquidity or this offering. During the period from January 1, 2014 to December 8, 2016, our common stock has fluctuated from an intraday low of $1.34 per share to an intraday high of $9.73 per share. In addition to the risk factors discussed in our periodic reports, in this prospectus supplement and in the accompanying prospectus, the price and volume volatility of our common stock may be affected by actual or anticipated sales of common stock by existing stockholders, including of shares purchased in this offering, whether in the market or in subsequent public offerings. Stock markets in general have experienced extreme volatility recently that has at times been unrelated to the operating performance of particular companies or industries. These broad market fluctuations may adversely affect the trading price of our common stock, regardless of our operating results. As a result, these fluctuations in the market price and trading volume of our common stock may make it difficult to predict the market price of our common stock in the future, cause the value of your investment to decline and make it more difficult to resell our common stock.

We are not currently paying dividends and will likely continue not paying cash dividends on our common stock for the foreseeable future.

We have never paid cash dividends on our capital stock and do not anticipate paying any cash dividends on our common stock for the foreseeable future.  While it is possible that we may declare a dividend after a large settlement, investors should not rely on such a possibility, nor should they rely on an investment in us if they require income generated from dividends paid on our capital stock.  Any income derived from our common stock would only come from rise in the market price of our common stock, which is uncertain and unpredictable.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein, and any free writing prospectus that we have authorized for use in connection with this offering, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements.

Factors that might affect our forward-looking statements include, among other things:

•                  the uncertainty of our profitability;

•                  risks related to failure to obtain adequate financing on a timely basis and on acceptable terms;

•                  adverse developments with respect to litigation and other legal matters that we are subject to;

•                  our reliance on our intellectual property rights and risks associated with protecting such rights;

•                 general economic conditions, including the possibility of a prolonged period of limited economic growth in the United States and Europe; and disruptions to the credit and financial markets in the United States, Europe and elsewhere around the world;

•                  changes in regulatory policies or accounting principles;

•                  our ability to adequately manage or finance internal growth or growth through acquisitions; and

•                  other risks and uncertainties related to our business plan and business strategy.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss many of these risks in greater detail under the heading “Risk Factors” herein and in the documents incorporated by reference herein. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement.

Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. Before deciding to purchase our common stock, you should carefully consider the risk factors incorporated by reference and set forth herein, in addition to the other information set forth in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein and therein.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the shares of common stock that we are offering hereby will be approximately $              million, after deducting the placement agent’s fees and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for working capital and general corporate purposes, including the acquisition of certain patent portfolios. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds from this offering. Pending the use of the net proceeds from this offering as described above, we intend to invest the net proceeds in investment-grade, interest-bearing instruments.

DIVIDEND POLICY

We have never paid cash dividends on our common stock. Moreover, we do not anticipate paying periodic cash dividends on our common stock for the foreseeable future. We intend to use all available cash and liquid assets in the operation and growth of our business. Any future determination about the payment of dividends will be made at the discretion of our board of directors and will depend upon our earnings, if any, capital requirements, operating and financial conditions and on such other factors as our board of directors deems relevant.

DILUTION

If you invest in our common stock, your interest will be diluted immediately to the extent of the difference between the offering price and the adjusted net tangible book value per share of our common stock after this offering.

Our net tangible book value on September 30, 2016 was approximately $(23.6) million, or $(1.57) per share of our common stock. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by 15,829,145, which is equal to the total number of shares of common stock outstanding (on an as-converted basis with respect to our shares of Series B Preferred Stock) as of September 30, 2016 (and excludes (i) 3,665,314 shares of our common stock issuable upon the exercise of outstanding stock options; (ii) 556,672 shares of our common stock issuable upon the exercise of outstanding warrants; and (iii) 66,667 shares of common stock issuable upon conversion of $500,000 in outstanding convertible notes).

After giving effect to the sale of common stock in this offering at the offering price of $          per share, and after deducting the placement agent’s fees and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2016 would have been approximately $          , or $        per share of common stock. This represents an immediate increase in net tangible book value of $        per share to our existing stockholders and an immediate dilution in net tangible book value of $           per share to investors participating in this offering. The following table illustrates this dilution per share to investors participating in this offering:

Offering price per share of common stock			$
Net tangible book value per share as of September 30, 2016		$(1.57)
Increase in net tangible book value per share attributable to new investors in offering	$
As adjusted net tangible book value per share after giving effect to the offering			$
Dilution per share to new investors			$

To the extent that any of the outstanding warrants or options are exercised, or convertible debt is converted, there will be further dilution to new investors.  In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

PRIVATE PLACEMENT OF WARRANTS

Concurrently with the closing of the sale of shares of common stock this offering, we also expect to issue and sell to the investors         warrants (the “Warrants”) to purchase an aggregate of         shares of our common stock, at a purchase price of $         per warrant (the “Private Placement”).

Each Warrant shall be initially exercisable on the six (6) month anniversary of the issuance date at an initial exercise price equal to $         per share and have a term of exercise equal to five (5) years from the date on which first exercisable. Subject to limited exceptions, a holder of Warrants will not have the right to exercise any portion of its warrants if the holder, together with its affiliates, would beneficially own in excess of 9.99% of the number of shares of our common stock outstanding immediately after giving effect to such exercise.

Such securities will be issued and sold without registration under the Securities Act, or state securities laws, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws. Accordingly, investors may exercise those warrants and sell the underlying shares only pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act, or another applicable exemption under the Securities Act.

In connection with the issuance of the Warrants, the Company agreed to register the shares of the common stock underlying the Warrants on a Form S-1 registration statement (the “Registration Statement”) to be filed with the SEC 30 days following the date of the offering (the “Filing Date”) and to cause the Registration Statement to be declared effective under the Securities Act within 60 days following the date of the offering (or in the event of a “full review” by the Commission, the 90th calendar day following the date of the offering and with respect to any additional registration statements which may be required, the 30th calendar day following the date on which an additional registration statement is required to be filed (or, in the event of a “full review” by the Commission, the 60th calendar day following the date such additional registration statement is required to be filed)).

PLAN OF DISTRIBUTION

We have entered into a securities purchase agreement with investors for the purchase of shares of common stock offered in this offering. In connection with this offering, we have engaged Northland Capital Markets as our placement agent subject to the terms and conditions of the placement agency agreement dated December   , 2016. The placement agent is not purchasing or selling any of our shares of common stock offered by this prospectus supplement, nor is it required to arrange the purchase or sale of any specific number or dollar amount of shares of common stock, but has agreed to use its best efforts to arrange for the sale of all of our shares of common stock offered hereby. We or the placement agent may distribute this prospectus supplement and the accompanying prospectus electronically.

Northland Capital Markets is the trade name for certain capital markets and investment banking services of Northland Securities, Inc., member FINRA/SIPC.

We will pay the placement agent a placement agent fee equal to 7.0% of the gross proceeds of this offering. We will also reimburse the placement agent for legal and other expenses incurred by them in connection with this offering in an aggregate amount not to exceed $125,000.

In connection with the successful completion of this offering, for the price of $50, Northland Capital Markets may purchase a warrant to purchase shares of our common stock equal to 5.0% of the shares sold in this offering at an exercise price that is 115% of the public offering price per share in this offering. The warrants are exercisable during the period commencing at the effective date of this offering and ending five years from the effective date of this offering. The warrants may not be sold during this offering, or sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants, or the shares acquirable upon exercise thereof, by any person for a period of 180 days immediately following the effective date of this registration statement, except as provided in paragraph (g)(2) of Rule 5110 of FINRA.

We also granted Northland Capital Markets a right of first refusal to serve as serve as exclusive placement agent (in the case of a private offering) or managing underwriter (in the case of a public offering) in connection with any future public or private offering of securities we undertake, whether on our own behalf or on behalf of our stockholders, within six months following the effective date of this offering.  If Northland agrees to act in such capacity, we and Northland will enter into an appropriate form of separate agreement containing customary terms and conditions to be mutually agreed upon. This right to serve is neither an expressed nor an implied commitment by Northland to act in any capacity in any such transaction or to purchase any securities in connection therewith, which commitment will only be set forth in a separate agreement. Notwithstanding the foregoing, in no event will the right of first refusal have a duration of more than three years from the date of effectiveness or commencement of sales of the offering.

We estimate the total expenses of this offering that will be payable by us, excluding the placement agent’s fees, will be approximately $             . After deducting certain fees due to the placement agent and our estimated offering expenses, we expect the net proceeds from this offering will be approximately $                .

We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), and liabilities arising from breaches and representations and warranties contained in the placement agency agreement. We have also agreed to contribute to payments the placement agent may be required to make in respect of such liabilities.

The placement agent and its affiliates have provided and may in the future provide certain commercial banking, financial advisory or investment banking services for us for which they have received and may in the future receive fees, but there are no current arrangements between us. The placement agent and its affiliates may also from time to time in the future engage in transactions with us and perform services for us in the ordinary course of their business, but there are no current arrangements between us.

We and each of our directors, officers and certain beneficial owners have agreed not to offer, sell, agree to sell, directly or indirectly, or otherwise dispose of any shares of common stock or any securities convertible into or exchangeable for shares of common stock without the prior written consent of the placement agent for a period of 90 days after the date of this prospectus supplement. These lock-up agreements provide limited exceptions and their restrictions may be waived at any time by the placement agent.

The placement agent may be deemed to be an “underwriter” within the meaning of the Securities Act.

The transfer agent and registrar for our common stock is Equity Stock Transfer LLC, whose address is 110 Greene Street, Suite 403, New York, NY 10012.

For the complete terms of the securities purchase agreement and the placement agency agreement, you should refer to the form securities purchase agreement and form placement agency agreement which are filed as exhibits to a Current Report on Form 8-K filed with the SEC in connection with this offering and is incorporated by reference into the registration statement of which this prospectus supplement is part.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon by our counsel, Sichenzia Ross Ference Kesner LLP, New York, New York. Certain legal matters will be passed upon for the placement agent by Faegre Baker Daniels LLP, Minneapolis, Minnesota.

EXPERTS

The consolidated financial statements of Marathon Parent Group, Inc. as of and for the years ended December 31, 2015 and 2014 appearing in our Annual Report on Form 10-K for the year ended December 31, 2015 have been audited by SingerLewak LLP, independent registered public accounting firm, as set forth in its report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm, as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports and information with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act. You may read and copy any of the reports, statements, or other information we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains a website at http://www.sec.gov that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC. Our SEC File Number for documents we filed under the Exchange Act is 001-36555. Our website address is http:// www.marathonpg.com/. We have included our website address in this document as an inactive textual reference only, and the information contained in, or that can be accessed through, our website does not constitute part of this prospectus supplement or the accompanying prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus supplement. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus supplement until the termination of the offering of the securities covered by this prospectus supplement (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K):

•                our Annual Report on Form 10-K for the year ended December 31, 2015, which was filed with the SEC on March 30, 2016;

•                our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016, which we filed with the SEC on May 12, 2016, June 30, 2016, which we filed with the SEC on August 15, 2016, and September 30, 2016, which we filed with the SEC on November 14, 2016, respectively;

•                our Current Reports on Form 8-K dated February 23, 2016, April 18, 2016, as amended, September 30, 2016, and October 18, 2016; and

•                the description of our common stock contained in our registration statement on Form 8-A (File No. 001-36555), which was filed with the SEC on July 22, 2014.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this prospectus.

We also incorporate by reference all additional documents that we file with the Securities and Exchange Commission under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the initial filing date and prior to effectiveness of this registration statement of which this prospectus is a part. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with Securities and Exchange Commission rules. The reports and other documents that we file after the date of this prospectus supplement pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act will update, supplement and supersede the information in this prospectus. You may request and obtain a copy of any of the filings incorporated herein by reference, at no cost, by writing or telephoning us at the following address or phone number: Marathon Patent Group, Inc., 11100 Santa Monica Blvd., Suite 380, Los Angeles, CA 90025, Telephone: (703) 232-1701, Attn: Chief Financial Officer.

PROSPECTUS

MARATHON PATENT GROUP, INC.

$100,000,000

Common Stock

Preferred Stock

Warrants

Units

We may offer and sell, from time to time in one or more offerings, any combination of securities that we describe in this prospectus having an aggregate initial offering price of up to $100,000,000.  We may also offer common stock or preferred stock upon exercise of warrants; and common stock upon conversion of preferred stock or exercise of warrants.

We will provide specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The accompanying prospectus supplement, and any documents incorporated by reference, may also add, update or change information contained in this prospectus. You should read this prospectus, the accompanying prospectus supplement, any documents incorporated by reference and any related free writing prospectus carefully before buying any of the securities being offered.

Our common stock is traded on The NASDAQ Stock Market LLC under the symbol “MARA.”  On November 14, 2014, the last reported sale price of our common stock on The NASDAQ Stock Market LLC was $14.60. The applicable prospectus supplement will contain information, where applicable, as to any listing, if any, on The NASDAQ Stock Market LLC or any other securities market or other exchange covered by the applicable prospectus supplement. As of November 14, 2014, the aggregate market value of voting stock held by non-affiliates of Marathon Patent Group, Inc., based on the closing sales price of common stock on November 14, 2014, was approximately $77,982,381. During the prior 12 months, the aggregate market value of securities sold by or on behalf of us is pursuant to General Instruction I.B.6 is $12,053,264.

CONCURRENT OFFERINGS

On June 24, 2014, 2014, we filed a Registration Statement on Form S-1 (File No. 333-196994) and amended such registration statement on Form S-1/A on August 5, 2014 and on Form S-3/A on September 17, 2014 and on October 1, 2014, with respect to the resale of 1,319,859 shares of our common stock, consisting of 1,023,579 shares of common stock issuable upon the conversion of Series A Convertible Preferred Stock, 255,895 shares of common stock issuable upon the exercise of outstanding warrants and 40,385 shares of common stock. Upon being declared effective by the Securities and Exchange Commission, the sale of such 1,319,859 shares by the selling stockholders, or the potential of such sales, could have an adverse effect on the market price of our common stock.

INVESTING IN OUR SECURITIES INVOLVES VARIOUS RISKS.  SEE “RISK FACTORS” BEGINNING ON PAGE 3 OF THIS PROSPECTUS.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

We may offer and sell these securities through underwriters, dealers or agents or directly to purchasers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in an accompanying prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in an accompanying prospectus supplement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is January 6, 2015

ii

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under the shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings, up to a maximum aggregate initial offering price of $100,000,000.

This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities described in the prospectus we will provide a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any accompanying prospectus supplement—the statement in the later-dated document modifies or supersedes the earlier statement. You should carefully read both this prospectus and any accompanying prospectus supplement or other offering materials, together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus, accompanying prospectus supplements and any related free writing prospectus. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any accompanying prospectus supplement or any related free writing prospectus.

This prospectus and any accompanying prospectus supplement, free writing prospectus or other offering materials do not contain all of the information included in the registration statement as permitted by the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3, of which this prospectus is a part, including its exhibits. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, therefore, file reports and other information with the SEC. Statements contained in this prospectus and any accompanying prospectus supplement, free writing prospectus or other offering materials about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.

Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any accompanying prospectus supplement or any related free writing prospectus, or any sale of a security.

In this prospectus, unless otherwise specified or the context requires otherwise, we use the terms “Marathon,” the “Company,” “we,” “us” and “our” to refer to Marathon Patent Group, Inc.

OUR BUSINESS

Overview

Our business is to acquire patents and patent rights and to monetize the value of those assets to generate revenue and profit.  We acquire patents and patent rights from their owners, who range from individual inventors to Fortune 500 companies.  Part of our acquisition strategy is to acquire or invest in patents and patent rights that cover a wide-range of subject matter, which allows us to achieve the benefits of a growing diversified portfolio of assets.  Generally, the patents and patent rights that we acquire are characterized by having large identifiable companies who are or have been using technology that infringes on our patents and patent rights.  We generally monetize our portfolio of patents and patent rights by entering into license discussions, and if that is unsuccessful, initiating enforcement activities against any infringing parties with the objective of entering into a standard form of comprehensive settlement and license agreement that may include the granting of non-exclusive retroactive and future rights to use the patented technology, a covenant not to sue, a release of the party from certain claims, the dismissal of any pending litigation and other terms that are appropriate in the circumstances.  Our strategy has been developed with the expectation that it will result in a long-term, diversified revenue stream. As of September 30, 2014, our patent portfolios consist of 199 U.S. and foreign patents, twenty-two open patent applications and contract rights to 10 patents. During the second quarter of 2013, we began to generate revenue from our patent portfolio.

We were incorporated in the State of Nevada on February 23, 2010 under the name “Verve Ventures, Inc.” On December 7, 2011, we changed our name to “American Strategic Minerals Corporation” and were primarily engaged in exploration and potential development of uranium and vanadium minerals business. During June 2012, we decided to discontinue our uranium and vanadium minerals business and engaged in the business of acquiring, renovating, and selling real estate properties located within the areas of Southern California. On November 14, 2012, we decided to discontinue our real estate business and acquired all the intellectual property rights of Sampo. This was the foundation on which we built our business, and we now own 14 portfolios of patents and patent rights. Our principal office is located at 11100 Santa Monica Blvd., Ste. 380, Los Angeles, CA 90025. Our telephone number is (703) 232-1701.

Business Model and Strategy

Our business model is based on two strategies: (1) the identification, analysis and acquisition of patents and patent rights; and (2) the generation of licensing revenues from the acquired patents or patent rights.

Typically, we compensate the patent seller through a combination of any one or more of the following: cash, common stock, preferred stock and earn out.  Upon the close of the acquisition, the patents or patent rights as well as the assignment of the patents or patent rights are transferred to us or one of our subsidiaries.

Our Products and Services

We acquire patents and patent rights from patent holders in order to maximize the value of their patent holdings by conducting and managing a licensing campaign. Some patent holders tend to have limited internal resources and/or expertise to effectively address the unauthorized use of their patented technologies or they simply make the strategic business decision to outsource their intellectual property licensing.  Typically, we, or an operating subsidiary acquires a patent portfolio in exchange for a combination of an upfront cash payment, a percentage of our operating subsidiary’s gross recoveries from the licensing and enforcement of the portfolio, or a combination of the two.

Customers

Currently, we define customers as firms that take licenses to our patents, either prior to or during patent litigation.  These firms generally enter into non-exclusive, non-assignable license agreements with us in return for a one-time, non-recurring, upfront license and settlement payment and these customers do not generally engage in on-going, recurring business activity with us.

Intellectual Property and Patent Rights

Our intellectual property is primarily comprised of trade secrets, patented know-how, issued and pending patents, copyrights and technological innovation.

As of September 30, 2014, our patent portfolios consist of 199 U.S. and foreign patents, twenty-two open patent applications and contract rights to 10 patents. During the second quarter of 2013, we began to generate revenue from our patent portfolio.  In the aggregate, the earliest date for expiration of a patent in our patent portfolio is past (the patent is expired, but patent rules allow for six year look-back for royalties), the median expiration date for patents in our portfolio is June 17, 2017, and the latest expiration date for a patent in any of our patent portfolios is March 29, 2029.  A summary of our patent portfolios is as follows:

Subsidiary	Number of Patents	Earliest Expiration Date	Median Expiration Date	Latest Expiration Date	Subject Matter
Bismarck	14	09/15/15	09/15/15	01/22/18	Communication and PBX equipment
Clouding	70	Expired	10/05/21	03/09/29	Network and data management
CRFD Research	4	09/17/21	08/11/22	08/19/23	Web page content translator and device-to-device transfer system
Cyberfone	38	Expired	09/15/15	06/07/20	Telephony and data transactions
Dynamic Advances	4	Expired	10/02/17	03/06/23	Natural language interface
E2E	4	04/27/20	11/17/23	07/18/24	Manufacturing schedules using adaptive learning
Loopback	10	Expired	09/25/17	08/27/22	Automotive
Hybrid	2	11/14/15	09/09/16	07/17/17	Asynchronous communications
IP Liquidity	6	Expired	06/06/15	07/26/20	Pharmaceuticals / tire pressure systems
Relay	1	Expired	Expired	Expired	Multicasting
Sampo	3	03/13/18	03/13/18	11/13/20	Centrifugal communications
Sarif Biomedical	5	09/07/13	09/07/13	09/07/13	Microsurgery equipment
Selene	3	05/05/18	11/23/20	11/28/21	Communications
Signal	7	03/10/14	12/01/15	08/06/22	Automotive
TLI Communications	1	06/17/17	06/17/17	06/17/17	Telecommunications
Vantage Point	37	Expired	12/21/16	03/09/18	Computer networking and operations

Patent Enforcement Litigation

We may often be required to engage in litigation to enforce our patents and patent rights. We are, or may become a party to ongoing patent enforcement related litigation, alleging infringement by third parties of certain of the patented technologies owned or controlled by us.

RISK FACTORS

There are numerous and varied risks, known and unknown, that may prevent us from achieving our goals. If any of these risks actually occur, our business, financial condition or results of operation may be materially adversely affected. In such case, the trading price of our common stock could decline and investors could lose all or part of their investment.

Risks Related to Our Company

We have changed the focus of our business to acquiring patents and patent rights and monetizing the value of those assets through enforcement campaigns that are expected to generate revenue.  We may not be able to successfully monetize the patents that we acquire and thus we may fail to realize all of the anticipated benefits of such acquisitions.

There is no assurance that we will be able to continue to successfully acquire, develop or monetize our patent portfolio. The acquisition of patents could fail to produce anticipated benefits or we could have other adverse effects that we do not currently foresee. Failure to successfully monetize our patents would have a material adverse effect on our business, financial condition and results of operations.

In addition, the acquisition of patent portfolios is subject to a number of risks, including, but not limited to the following:

•                  There is a significant time lag between acquiring a patent portfolio and recognizing revenue from those patent assets. During that time lag, substantial amounts of costs are likely to be incurred that could have a negative effect on our results of operations, cash flows and financial position;

•                  The monetization of a patent portfolio will be a time consuming and expensive process that may disrupt our operations. If our monetization efforts are not successful, our results of operations could be harmed. In addition, we may not achieve anticipated synergies or other benefits from such acquisition; and

•                  We may encounter unforeseen difficulties with our business or operations in the future that may deplete our capital resources more rapidly than anticipated. As a result, we may be required to obtain additional working capital in the future through public or private debt or equity financings, borrowings or otherwise. If we are required to raise additional working capital in the future, such financing may be unavailable to us on favorable terms, if at all, or may be dilutive to our existing stockholders. If we fail to obtain additional working capital, as and when needed, such failure could have a material adverse impact on our business, results of operations and financial condition.

Therefore, there is no assurance that the monetization of our patent portfolios will generate enough revenue to recoup our investment.

We are presently reliant largely on the patent assets we acquired from other companies. If we are unable to monetize such assets and generate revenue and profit through those assets or by other means, there is a significant risk that our business would fail.

At the commencement of our current line of business in 2012, we acquired a portfolio of patent assets from Sampo IP, LLC (“Sampo”), a company affiliated with our Chief Executive Officer, Douglas Croxall, from which we have generated revenue from enforcement activities and for which we plan to continue to generate enforcement related revenue.  On April 16, 2013, we acquired a patent from Mosaid Technologies Incorporated, a Canadian corporation. On April 22, 2013, we acquired a patent portfolio through a merger between CyberFone Acquisition Corp., a Texas corporation and our wholly owned subsidiary and CyberFone Systems LLC, a Texas limited liability company (“CyberFone Systems”). In June 2013, in connection with the closing of a licensing agreement with Siemens Technology, we acquired a patent portfolio from that company.  In September 2013, we acquired a portfolio from TeleCommunication Systems and an additional portfolio from Intergraph Corporation.  In October 2013, we acquired a patent portfolio from TT IP, LLC.  In December 2013 we had three transactions: (i) in connection with a licensing agreement with Zhone, we acquired a portfolio of patents from that company; (ii) we acquired a patent portfolio from Delphi Technologies, Inc.; and (iii) in connection with a settlement and license agreement, we agreed to settle and release another defendant for past and future use of our patents, whereby the defendant agreed to assign and transfer 2 U.S. patents and rights to us.  In May 2014, we acquired ownership rights of Dynamic Advances, LLC, a Texas limited liability company, IP Liquidity Ventures, LLC, a Delaware limited liability company, and Sarif Biomedical, LLC, a Delaware limited liability company, all of which hold patent portfolios or contract rights to the revenue generated from the patent portfolios. In June 2014, we acquired Selene Communication Technologies, LLC, which holds multiple patents. In August 2014, we acquired patents from Clouding IP LLC, with such patents related to network and data management technology.  In September 2014, we acquired TLI Communications, which owns a single patent in the telecommunication field.  In October 2014, we acquired MedTech Development, LLC, which owns medical technology patents. We plan to generate revenues from our acquired patent portfolios.  However, if our efforts to generate revenue from these assets fail, we will have incurred significant losses and may be unable to acquire additional assets. If this occurs, our business would likely fail.

We have economic interests in portfolios that the Company does not control and the decision regarding the timing and amount of licenses are held by third parties, which could lead to outcomes materially different than what the Company intended.

The Company owns contract rights to two portfolios over which it does not exercise control and cannot determine when and if, and if so, for how much, the patent owner licenses the patents.  This could lead to situations where we have dedicated resources, time and money to portfolios that despite the best interests of the Company, provide little or no return on our investment.  In these situations, the Company would record a loss on its investment and incur losses that contributes to the overall performance of the company.

Failure to effectively manage our growth could place strains on our managerial, operational and financial resources and could adversely affect our business and operating results.

Our growth has placed, and is expected to continue to place, a strain on our managerial, operational and financial resources and systems. Further, as our subsidiary companies’ businesses grow, we will be required to continue to manage multiple relationships. Any further growth by us or our subsidiary companies, or an increase in the number of our strategic relationships, may place additional strain on our managerial, operational and financial resources and systems. Although we may not grow as we expect, if we fail to manage our growth effectively or to develop and expand our managerial, operational and financial resources and systems, our business and financial results would be materially harmed.

We initiate legal proceedings against potentially infringing companies in the normal course of our business and we believe that extended litigation proceedings would be time-consuming and costly, which may adversely affect our financial condition and our ability to operate our business.

To monetize our patent assets, we generally initiate legal proceedings against likely infringing companies, pursuant to which we may allege that such companies infringe on one or more of our patents. Our viability could be highly dependent on the outcome of the litigation, and there is a risk that we may be unable to achieve the results we desire from such litigation, which failure would substantially harm our business.  In addition, the defendants in the litigations are likely to be much larger than us and have substantially more resources than we do, which could make our litigation efforts more difficult.

We anticipate that these legal proceedings may continue for several years and may require significant expenditures for legal fees and other expenses. Disputes regarding the assertion of patents and other intellectual property rights are highly complex and technical. Once initiated, we may be forced to litigate against others to enforce or defend our patent rights or to determine the validity and scope of other party’s patent rights. The defendants or other third parties involved in the lawsuits in which we are involved may allege defenses and/or file counterclaims in an effort to avoid or limit liability and damages for patent infringement. If such defenses or counterclaims are successful, they may preclude our ability to derive monetization revenue from the patents. A negative outcome of any such litigation, or one or more claims contained within any such litigation, could materially and adversely impact our business. Additionally, we anticipate that our legal fees and other expenses will be material and will negatively impact our financial condition and results of operations and may result in our inability to continue our business.

We may seek to internally develop additional new inventions and intellectual property, which would take time and be costly. Moreover, the failure to obtain or maintain intellectual property rights for such inventions would lead to the loss of our investments in such activities.

Part of our business may in the future include the internal development of new inventions or intellectual property that we will seek to monetize. However, this aspect of our business would likely require significant amounts of capital and would take time to achieve. Such activities could also distract our management team from its present business initiatives, which could have a material and adverse effect on our business. There is also the risk that such initiatives may not yield any viable new inventions or technology, which would lead to a loss of our investments in time and resources in such activities.

In addition, even if we are able to internally develop new inventions, in order for those inventions to be viable and to compete effectively, we would need to develop and maintain, and we would be heavily reliant upon, a proprietary position with respect to such inventions and intellectual property. However, there are significant risks associated with any such intellectual property we may develop principally including the following:

•                 patent applications we may file may not result in issued patents or may take longer than we expect to result in issued patents;

•                 we may be subject to interference proceedings;

•                 we may be subject to opposition proceedings in the U.S. or foreign countries;

•                 any patents that are issued to us may not provide meaningful protection;

•                 we may not be able to develop additional proprietary technologies that are patentable;

•                 other companies may challenge patents issued to us;

•                 other companies may have independently developed and/or patented (or may in the future independently develop and patent) similar or alternative technologies, or duplicate our technologies;

•                 other companies may design around technologies we have developed; and

•                 enforcement of our patents would be complex, uncertain and very expensive.

We cannot be certain that patents will be issued as a result of any future patent applications, or that any of our patents, once issued, will provide us with adequate protection from competing products. For example, issued patents may be circumvented or challenged, declared invalid or unenforceable, or narrowed in scope. In addition, since publication of discoveries in scientific or patent literature often lags behind actual discoveries, we cannot be certain that we will be the first to make our additional new inventions or to file patent applications covering those inventions. It is also possible that others may have or may obtain issued patents that could prevent us from commercializing our products or require us to obtain licenses requiring the payment of significant fees or royalties in order to enable us to conduct our business. As to those patents that we may acquire, our continued rights will depend on meeting any obligations to the seller and we may be unable to do so. Our failure to obtain or maintain intellectual property rights for our inventions would lead to the loss of our investments in such activities, which would have a material adverse effect on us.

Moreover, patent application delays could cause delays in recognizing revenue from our internally generated patents and could cause us to miss opportunities to license patents before other competing technologies are developed or introduced into the market.

Our future success depends on our ability to expand our organization to match the growth of our subsidiaries.

As our operating subsidiaries grow, the administrative demands upon us and our operating subsidiaries will grow, and our success will depend upon our ability to meet those demands. These demands include increased accounting, management, legal services, staff support, and general office services. We may need to hire additional qualified personnel to meet these demands, the cost and quality of which is dependent in part upon market factors outside of our control. Further, we will need to effectively manage the training and growth of our staff to maintain an efficient and effective workforce, and our failure to do so could adversely affect our business and operating results.

Potential acquisitions may present risks, and we may be unable to achieve the financial or other goals intended at the time of any potential acquisition.

Our future growth depends, in part, on our ability to acquire patented technologies, patent portfolios, or companies holding such patented technologies and patent portfolios. Accordingly, we have engaged in acquisitions to expand our patent portfolios and we intend to continue to explore such acquisitions. Such acquisitions are subject to numerous risks, including the following:

•                  our inability to enter into a definitive agreement with respect to any potential acquisition, or if we are able to enter into such agreement, our inability to consummate the potential acquisition;

•                  difficulty integrating the operations, technology and personnel of the acquired entity;

•                  our inability to achieve the anticipated financial and other benefits of the specific acquisition;

•                  difficulty in maintaining controls, procedures and policies during the transition and monetization process;

•                  diversion of our management’s attention from other business concerns; and

•                  failure of our due diligence process to identify significant issues, including issues with respect to patented technologies and patent portfolios, and other legal and financial contingencies.

If we are unable to manage these risks effectively as part of any acquisition, our business could be adversely affected.

Our revenues are unpredictable, and this may harm our financial condition.

From November 12, 2012 to the present, our operating subsidiaries have executed our business strategy of acquiring patent portfolios and accompanying patent rights and monetizing the value of those assets.  As of September 30, 2014, on a consolidated basis, our operating subsidiaries owned, controlled or had economic rights to 209 patent assets, which include U.S. patents and certain foreign counterparts, covering technologies used in a wide variety of industries. These acquisitions continue to expand and diversify our revenue generating opportunities. However, due to the nature of our patent monetization business and uncertainties regarding the amount and timing of the receipt of funds from the monetization of our patent assets resulting in part from uncertainties regarding the outcome of enforcement actions, rates of adoption of our patented technologies, outlook for the businesses for defendants, and certain other factors, our revenues may vary substantially from quarter to quarter, which could make our business difficult to manage, adversely affect our business and operating results, cause our quarterly results to fall below market expectations and adversely affect the market price of our common stock.

Our patent monetization cycle is lengthy and costly, and our marketing, legal and sales efforts may be unsuccessful.

We expect our operating subsidiaries to incur significant marketing, legal and sales expenses prior to entering into monetization events that generate revenue for the Company.  We will also spend considerable resources educating defendants on the benefits of a settlement with us that may include as one component a non-exclusive license for future use of our patent rights.  As such, we may incur significant losses in any particular period before any associated revenue stream begins.

If our efforts to convince defendants of the benefits of a settlement arrangement are unsuccessful, we may need to continue with the litigation process or other enforcement action to protect our patent rights and to realize revenue from those rights.  We may also need to litigate to enforce the terms of some existing agreements, protect our trade secrets, or determine the validity and scope of the proprietary rights of others. Enforcement proceedings are typically protracted and complex. The costs are typically substantial, and the outcomes are unpredictable. Enforcement actions will divert our managerial, technical, legal and financial resources from business operations.

Our exposure to uncontrollable outside influences, including new legislation, court rulings or actions by the United States Patent and Trademark Office, could adversely affect our patent monetization activities and results of operations.

Our patent acquisition and monetization business is subject to numerous risks from outside influences, including the following:

New legislation, regulations or rules related to obtaining patents or enforcing patents could significantly increase our operating costs and reduce our revenue.

Our operating subsidiaries acquire patents with enforcement opportunities and spend substantial amounts of resources to enforce those patents. If new legislation, regulations or rules are implemented either by Congress, the U.S. Patent and Trademark Office, or USPTO, or the courts that impact the patent application process, the patent enforcement process or the rights of patent holders, such changes could materially and negatively affect our revenue and expenses and, therefore, our company.  Recently, United States patent laws were amended with the enactment of the Leahy-Smith America Invents Act, or the America Invents Act, which took effect on March 16, 2013. The America Invents Act includes a number of significant changes to U.S. patent law. In general, the legislation attempts to address issues surrounding the enforceability of patents and the increase in patent litigation by, among other things, establishing new procedures for patent litigation. For example, the America Invents Act changes the way that parties may be joined in patent infringement actions, increasing the likelihood that such actions will need to be brought against individual allegedly-infringing parties by their respective individual actions or activities. In addition, the America Invents Act enacted a new inter-partes review, or IPR,  process at the USPTO which can be used by defendants, and other individuals and entities, to separately challenge the validity of any patent. At this time, it is not clear what, if any, impact the America Invents Act will have on the operation of our patent monetization and enforcement business. However, the America Invents Act and its implementation could increase the uncertainties and costs surrounding the enforcement of our patented technologies, which could have a material adverse effect on our business and financial condition.  Patents from two of our portfolios, Sarif Biomedical and Vantage Point, are currently the subject of inter-partes reviews.

In addition, the U.S. Department of Justice, or the DOJ, has conducted reviews of the patent system to evaluate the impact of patent assertion entities on industries in which those patents relate. It is possible that the findings and recommendations of the DOJ could impact the ability to effectively monetize and enforce standards-essential patents and could increase the uncertainties and costs surrounding the enforcement of any such patented technologies. Also, the Federal Trade Commission, or FTC, has published its intent to initiate a proposed study under Section 6(b) of the Federal Trade Commission Act to evaluate the patent assertion practice and market impact of Patent Assertion Entities, or PAEs.  The FTC’s notice and request for public comment relating to the PAE study appeared in the Federal Register on October 3, 2013. The FTC has solicited information from the Company regarding its portfolios and activities and the Company is currently in the process of complying with the FTC request for such information. It is expected that the results of the PAE study by the FTC will be provided to Congress and other agencies, such as the DOJ, who could take action, including legislative proposals, based on the results of the study.

Finally, new rules regarding the burden of proof in patent enforcement actions could substantially increase the cost of our enforcement actions and new standards or limitations on liability for patent infringement could negatively impact our revenue derived from such enforcement actions.

Changes in patent law could adversely impact our business.

Patent laws may continue to change and may alter the historically consistent protections afforded to owners of patent rights. Such changes may not be advantageous for us and may make it more difficult to obtain adequate patent protection to enforce our patents against infringing parties. Increased focus on the growing number of patent-related lawsuits may result in legislative changes that increase our costs and related risks of asserting patent enforcement actions. For instance, the United States House of Representatives passed a bill that would require non-practicing entities that bring patent infringement lawsuits to pay legal costs of the defendants, if the lawsuits are unsuccessful and certain standards are not met.

Trial judges and juries often find it difficult to understand complex patent enforcement litigation, and as a result, we may need to appeal adverse decisions by lower courts in order to successfully enforce our patent rights.

It is difficult to predict the outcome of patent enforcement litigation at the trial level. It is often difficult for juries and trial judges to understand complex, patented technologies and, as a result, there is a higher rate of successful appeals in patent enforcement litigation than more standard business litigation. Such appeals are expensive and time consuming, resulting in increased costs and delayed revenue. Although we diligently pursue enforcement litigation, we cannot predict with significant reliability the decisions that may be made by juries and trial courts.

More patent applications are filed each year resulting in longer delays in getting patents issued by the USPTO.

Certain of our operating subsidiaries hold and continue to acquire pending patents. We have identified a trend of increasing patent applications each year, which we believe is resulting in longer delays in obtaining approval of pending patent applications. The application delays could cause delays in monetizing such patents to generate revenue from those assets and could cause us to miss opportunities to license patents before other competing technologies are developed or introduced into the market.

Federal courts are becoming more crowded and, as a result, patent enforcement litigation is taking longer.

Our patent enforcement actions are almost exclusively prosecuted in federal court. Federal trial courts that hear our patent enforcement actions also hear criminal cases. Criminal cases always take priority over our actions. As a result, it is difficult to predict the length of time it will take to complete an enforcement action. Moreover, we believe there is a trend in increasing numbers of civil lawsuits and criminal proceedings before federal judges and, as a result, we believe that the risk of delays in our patent enforcement actions will have a greater effect on our business in the future unless this trend changes.

Any reductions in the funding of the USPTO could have an adverse impact on the cost of processing pending patent applications and the value of those pending patent applications.

The assets of our operating subsidiaries consist of patent portfolios, including pending patent applications before the USPTO. The value of our patent portfolio is dependent, in part, on the issuance of patents in a timely manner, and any reductions in the funding of the USPTO could negatively impact the value of our assets. Further, reductions in funding from Congress could result in higher patent application filing and maintenance fees charged by the USPTO, causing an unexpected increase in our expenses.

Our acquisitions of patent assets may be time consuming, complex and costly, which could adversely affect our operating results.

Acquisitions of patent or other intellectual property assets, which are and will be critical to our business plan, are often time consuming, complex and costly to consummate. We may utilize many different transaction structures in our acquisitions and the terms of such acquisition agreements tend to be heavily negotiated. As a result, we expect to incur significant operating expenses and may be required to raise capital during the negotiations even if the acquisition is ultimately not consummated. Even if we are able to acquire particular patent assets, there is no guarantee that we will generate sufficient revenue related to those patent assets to offset the acquisition costs. While we will seek to conduct sufficient due diligence on the patent assets we are considering for acquisition, we may acquire patent assets from a seller who does not have proper title to those assets. In those cases, we may be required to spend significant resources to defend our ownership interest in the patent assets and, if we are not successful, our acquisition may be invalid, in which case we could lose part or all of our investment in the assets.

We may also identify patent or other patent rights assets that cost more than we are prepared to spend with our own capital resources. We may incur significant costs to organize and negotiate a structured acquisition that does not ultimately result in an acquisition of any patent assets or, if consummated, proves to be unprofitable for us. These higher costs could adversely affect our operating results and, if we incur losses, the value of our securities will decline.

In addition, we may acquire patents and technologies that are in the early stages of adoption in the commercial, industrial and consumer markets. Demand for some of these technologies will likely be untested and may be subject to fluctuation based upon the rate at which our companies may adopt our patented technologies in their products and services. As a result, there can be no assurance as to whether technologies we acquire or develop will have value that we can monetize.

In certain acquisitions of patent assets, we may seek to defer payment or finance a portion of the acquisition price. This approach may put us at a competitive disadvantage and could result in harm to our business.

We have limited capital and may seek to negotiate acquisitions of patent or other intellectual property assets where we can defer payments or finance a portion of the acquisition price. These types of debt financing or deferred payment arrangements may not be as attractive to sellers of patent assets as receiving the full purchase price for those assets in cash at the closing of the acquisition. As a result, we might not compete effectively against other companies in the market for acquiring patent assets, many of whom have substantially greater cash resources than we have. In addition, any failure to satisfy any debt repayment obligations that we may incur, may result in adverse consequences to our operating results.

We acquired the rights to market and license a patent analytics tool from IP Navigation Group, LLC and will dedicate resources and incur costs in an effort to generate revenues.  We may not be able to generate revenues and there is a risk that the time spent marketing and licensing the tool will distract management from the enforcement of the Company’s existing patent portfolios.

We expect to dedicate resources and incur costs in the marketing and licensing of the patent analytics tool, named Opus Analytics, in order to generate revenue, but there are no assurances that our efforts will be successful.  We may not generate any revenues from the licensing of the tool or may not generate enough license revenue to exceed our costs.  Our efforts therefore could lead to losses either reducing our income or increasing our overall loss and shareholders equity.

In addition, the time and effort spent marketing and licensing Opus Analytics could distract the Company and its officers from the management of the balance of the Company’s business and have a deleterious effect on results from the enforcement of the Company’s patents and patent rights.  This could lead to either sub-par returns from the patent and patent right enforcement efforts or even total losses of the value of such patents and patent rights, leading to considerable losses.

Any failure to maintain or protect our patent assets could significantly impair our return on investment from such assets and harm our brand, our business and our operating results.

Our ability to operate our business and compete in the patent market largely depends on the superiority, uniqueness and value of our acquired patent assets.  To protect our proprietary rights, we rely on and will rely on a combination of patent, trademark, copyright and trade secret laws, confidentiality agreements with our employees and third parties, and protective contractual provisions. No assurances can be given that any of the measures we undertake to protect and maintain the value of our assets will have any measure of success.

Following the acquisition of patent assets, we will likely be required to spend significant time and resources to maintain the effectiveness of those assets by paying maintenance fees and making filings with the United States Patent and Trademark Office. We may acquire patent assets, including patent applications that require us to spend resources to prosecute such patent applications with the United States Patent and Trademark Office. Further, there is a material risk that patent related claims (such as, for example, infringement claims (and/or claims for indemnification resulting therefrom), unenforceability claims, or invalidity claims) will be asserted or prosecuted against us, and such assertions or prosecutions could materially and adversely affect our business. Regardless of whether any such claims are valid or can be successfully asserted, defending such claims could cause us to incur significant costs and could divert resources away from our core business activities.

Despite our efforts to protect our intellectual property rights, any of the following or similar occurrences may reduce the value of our intellectual property:

•                  our patent applications, trademarks and copyrights may not be granted and, if granted, may be challenged or invalidated;

•                  issued trademarks, copyrights, or patents may not provide us with any competitive advantages when compared to potentially infringing other properties;

•                  our efforts to protect our intellectual property rights may not be effective in preventing misappropriation of our technology; or

•                  our efforts may not prevent the development and design by others of products or technologies similar to or competitive with, or superior to those we acquire and/or prosecute.

Moreover, we may not be able to effectively protect our intellectual property rights in certain foreign countries where we may do business in the future or from which competitors may operate. If we fail to maintain, defend or prosecute our patent assets properly, the value of those assets would be reduced or eliminated, and our business would be harmed.

Weak global economic conditions may cause infringing parties to delay entering into settlement and licensing agreements, which could prolong our litigation and adversely affect our financial condition and operating results.

Our business plan depends significantly on worldwide economic conditions and the United States and world economies have recently experienced weak economic conditions. Uncertainty about global economic conditions poses a risk as businesses may postpone spending in response to tighter credit, negative financial news and declines in income or asset values. This response could have a material adverse effect on the willingness of parties infringing on our assets to enter into settlements or other revenue generating agreements voluntarily. Entering into such agreements is critical to our business plan, and our failure to do so could cause material harm to our business.

If we are unable to adequately protect our patent assets, we may not be able to compete effectively.

Our ability to compete depends in part upon the strength of the patents and patent rights that we own or may hereafter acquire in our technologies, brands and content. We rely on a combination of U.S. and foreign patents, copyrights, trademark, trade secret laws and other types of agreements to establish and protect our patent, intellectual property and proprietary rights. The efforts we take to protect our patents, intellectual property and proprietary rights may not be sufficient or effective at stopping unauthorized use of our patents, intellectual property and proprietary rights. In addition, effective trademark, patent, copyright and trade secret protection may not be available or cost-effective in every country in which our services are made available. There may be instances where we are not able to fully protect or utilize our patent and other intellectual property in a manner that maximizes competitive advantage. If we are unable to protect our patent assets and intellectual property and proprietary rights from unauthorized use, the value of those assets may be reduced, which could negatively impact our business. Our inability to obtain appropriate protections for our intellectual property may also allow competitors to enter our markets and produce or sell the same or similar products. In addition, protecting our patents and patent rights is expensive and diverts critical managerial resources. If any of the foregoing were to occur, or if we are otherwise unable to protect our intellectual property and proprietary rights, our business and financial results could be adversely affected.

If we are forced to resort to legal proceedings to enforce our intellectual property rights, the proceedings could be burdensome and expensive. In addition, our patent rights could be at risk if we are unsuccessful in, or cannot afford to pursue, those proceedings. We also rely on trade secrets and contract law to protect some of our patent rights and proprietary technology. We will enter into confidentiality and invention agreements with our employees and consultants. Nevertheless, these agreements may not be honored and they may not effectively protect our right to our un-patented trade secrets and know-how. Moreover, others may independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our trade secrets and know-how.

We expect that we will be substantially dependent on a concentrated number of customers. If we are unable to establish, maintain or replace our relationships with customers and develop a diversified customer base, our revenues may fluctuate and our growth may be limited.

We expect that in the future, a significant portion of our revenues will be generated from a limited number of customers. For the year ended December 31, 2013, two customers accounted for approximately 55% of our revenue, and for the quarter ended September 30, 2014, five customers accounted for 100% of our revenue, with two customers accounting for over 99% of that revenue. There can be no guarantee that we will be able to obtain additional licenses for the Company’s patents, or if we able to do so, that the licenses will be of the same or larger size allowing us to sustain or grow our revenue levels, respectively. If we are not able to generate licenses from the limited group of prospective customers that we anticipate may generate a substantial majority of our revenues in the future, or if they do not generate revenues at the levels or at the times that we anticipate, our ability to maintain or grow our revenues will be adversely affected.

Risks Relating to Our Stock

Our management will be able to exert significant influence over us to the detriment of minority stockholders.

Our executive officers and directors beneficially own approximately 16.5% of our outstanding common stock as of November 14, 2014. These stockholders, if they act together, will be able to exert significant influence on our management and affairs and all matters requiring stockholder approval, including significant corporate transactions. This concentration of ownership may have the effect of delaying or preventing our change in control and might affect the market price of our common stock.

Exercise of warrants will dilute stockholders’ percentage of ownership.

We have issued options and warrants to purchase our common stock to our officers, directors, consultants and certain shareholders. In the future, we may grant additional stock options, warrants and convertible securities. The exercise or conversion of stock options, warrants or convertible securities will dilute the percentage ownership of our other stockholders. The dilutive effect of the exercise or conversion of these securities may adversely affect our ability to obtain additional capital. The holders of these securities may be expected to exercise or convert them when we would be able to obtain additional equity capital on terms more favorable than these securities.

Our common stock may be delisted from The NASDAQ Stock Market LLC if we fail to comply with continued listing standards.

Our common stock is currently traded on The NASDAQ Stock Market LLC under the symbol “MARA.”  If we fail to meet any of the continued listing standards of The NASDAQ Stock Market LLC, our common stock could be delisted from The NASDAQ Stock Market LLC.  These continued listing standards include specifically enumerated criteria, such as:

•                 a $1.00 minimum closing bid price;

•                 stockholders’ equity of $2.5 million;

•                 500,000 shares of publicly-held common stock with a market value of at least $1 million;

•                 300 round-lot stockholders; and

•                 compliance with NASDAQ’s corporate governance requirements, as well as additional or more stringent criteria that may be applied in the exercise of NASDAQ’s discretionary authority.

We could fail in future financing efforts or be delisted from NASDAQ if we fail to receive stockholder approval when needed.

We are required under the NASDAQ rules to obtain stockholder approval for any issuance of additional equity securities that would comprise more than 20% of the total shares of our common stock outstanding before the issuance of such securities sold at a discount to the greater of book or market value in an offering that is not deemed to be a “public offering” by NASDAQ.  Funding of our operations and acquisitions of assets may require issuance of additional equity securities that would comprise more than 20% of the total shares of our common stock outstanding, but we might not be successful in obtaining the required stockholder approval for such an issuance.  If we are unable to obtain financing due to stockholder approval difficulties, such failure may have a material adverse effect on our ability to continue operations.

Our common stock may be affected by limited trading volume and price fluctuations, which could adversely impact the value of our common stock.

There has been limited trading in our common stock and there can be no assurance that an active trading market in our common stock will either develop or be maintained. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations, which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially. These fluctuations may also cause short sellers to periodically enter the market in the belief that we will have poor results in the future. We cannot predict the actions of market participants and, therefore, can offer no assurances that the market for our common stock will be stable or appreciate over time.

In connection with the issuance of preferred stock and warrants, holders of the Company’s common stock will experience immediate and substantial dilution upon the conversion of such preferred stock and the exercise of such warrants.

On May 1, 2014, we issued 1,023,579 shares of Series A Preferred Stock, 391,000 shares of our par value $0.0001 Series B Convertible Preferred Stock (the “Series B Preferred Stock”) and warrants to purchase an aggregate of 255,895 shares of common stock.  Upon conversion of the two series of preferred stock and exercise of the warrants, you will experience dilution.  As of July 30, 2014, we have 5,721,370 shares of common stock outstanding.  Assuming full conversion of the two classes of preferred stock and the exercise of the warrants issued on May 1, 2014, the number of shares of our Common stock outstanding will increase 1,670,474 shares from 5,721,370 shares of common stock outstanding as of July 30, 2014 to 7,391,844  shares of Common stock outstanding.

The rights of the holders of the Company’s common stock will be subordinate to our creditors and to the holders of our preferred stock in a liquidation and the certificate of designation relating to our Series A Preferred Stock contains certain covenants against the incurrence of indebtedness which could affect our business.

On May 2, 2014, we issued three promissory notes in the aggregate principal amount of $5,000,000 (which increased to $6,000,000 as the promissory notes were not paid in full on or prior to June 30, 2014) and preferred stock and warrants.  The promissory notes each mature on March 31, 2015.

Accordingly, the holders of common stock will rank junior to such indebtedness and to the liquidation rights of the holders of our Series A Preferred Stock, as well as to other non-equity claims on the Company and our assets, including claims in our liquidation.

Additionally, the Series A Preferred Stock places restrictions on our ability to incur indebtedness or engage in any transactions, subject to the voting right set forth, among other things, in the certificate of designations for the Series A Preferred Stock.

The Company is required to pay dividends on its Series A Preferred Stock; if we fail to pay such dividends in cash and pay such dividends in shares of our common stock then the holders of our common stock will be further diluted.

The holders of Series A Preferred Stock are entitled to annual dividends at a rate of 8% based on a value of $6.50 per share, payable quarterly commencing on January 31, 2015.  If we fail to pay such dividends in cash and pay the holders of Series A Preferred Stock their annual dividends in stock, you will experience further dilution.

Our stock price may be volatile.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

•                  changes in our industry;

•                  competitive pricing pressures;

•                  our ability to obtain working capital financing;

•                  additions or departures of key personnel;

•                  sales of our common stock;

•                  our ability to execute our business plan;

•                  operating results that fall below expectations;

•                  loss of any strategic relationship;

•                  regulatory developments; and

•                  economic and other external factors.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

We have never paid nor do we expect in the near future to pay dividends.

We have never paid cash dividends on our capital stock and do not anticipate paying any cash dividends on our common stock for the foreseeable future.  While it is possible that we may declare a dividend after a large settlement, investors should not rely on such a possibility, nor should they rely on an investment in us if they require income generated from dividends paid on our capital stock.  Any income derived from our common stock would only come from rise in the market price of our common stock, which is uncertain and unpredictable.

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

If our stockholders sell substantial amounts of our common stock in the public market upon the expiration of any statutory holding period, under Rule 144, or issued upon the exercise of outstanding warrants, it could create a circumstance commonly referred to as an “overhang” and in anticipation of which the market price of our common stock could fall.  The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.  The shares of our restricted common stock will be freely tradable upon the earlier of: (i) effectiveness of a registration statement covering such shares and (ii) the date on which such shares may be sold without registration pursuant to Rule 144 (or other applicable exemption) under the Securities Act.

Because we became public by means of a reverse merger, we may not be able to attract the attention of major brokerage firms.

There may be risks associated with us becoming public through a “reverse merger.” Securities analysts of major brokerage firms may not provide coverage of us since there is no incentive to brokerage firms to recommend the purchase of our common stock.  No assurance can be given that brokerage firms will, in the future, want to conduct any secondary offerings on our behalf.

Investor relations activities, nominal “float” and supply and demand factors may affect the price of our stock.

We expect to utilize various techniques such as non-deal road shows and investor relations campaigns in order to create investor awareness for us.  These campaigns may include personal, video and telephone conferences with investors and prospective investors in which our business practices are described.  We may provide compensation to investor relations firms and pay for newsletters, websites, mailings and email campaigns that are produced by third-parties based upon publicly-available information concerning us. We do not intend to review or approve the content of such analysts’ reports or other materials based upon analysts’ own research or methods.  Investor relations firms should generally disclose when they are compensated for their efforts, but whether such disclosure is made or complete is not under our control.   In addition, investors in us may, from time to time, also take steps to encourage investor awareness through similar activities that may be undertaken at the expense of the investors.  Investor awareness activities may also be suspended or discontinued which may impact the trading market our common stock.

If we lose key personnel or are unable to attract and retain additional qualified personnel, we may not be able to successfully manage our business and achieve our objectives.

We believe our future success will depend upon our ability to retain our key management, including Doug Croxall, our Chief Executive Officer.  We may not be successful in attracting, assimilating and retaining our employees in the future.  The loss of Mr. Croxall would have a material adverse effect on our operations.  We have entered into an amendment to the employment agreement with Mr. Croxall, which extends the term of his employment agreement to November 2017.  We are competing for employees against companies that are more established than we are and have the ability to pay more cash compensation than we do.  As of the date hereof, we have not experienced problems hiring employees.

If we fail to establish and maintain an effective system of internal control, we may not be able to report our financial results accurately and timely or to prevent fraud. Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our common stock.

Effective internal control is necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed. As a result, our small size and any future internal control deficiencies may adversely affect our financial condition, results of operation and access to capital. We have not performed an in-depth analysis to determine if historical un-discovered failures of internal controls exist, and may in the future discover areas of our internal control that need improvement.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. These forward-looking statements are based on our current expectations and projections about future events and they are subject to risks and uncertainties known and unknown that could cause actual results and developments to differ materially from those expressed or implied in such statements.

In some cases, you can identify forward-looking statements by terminology, such as “expects,” “anticipates,” “intends,” “estimates,” “plans,” “believes,” “seeks,” “may,” “should”, “could” or the negative of such terms or other similar expressions.  Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them.  Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus.

You should read this prospectus and any accompanying prospectus supplement and the documents that we reference herein and therein and have filed as exhibits to the registration statement, of which this prospectus is part, completely and with the understanding that our actual future results may be materially different from what we expect.  You should assume that the information appearing in this prospectus and any accompanying prospectus supplement is accurate as of the date on the front cover of this prospectus or such prospectus supplement only.  Because the risk factors referred to above, as well as the risk factors referred to on page 3 of this prospectus and incorporated herein by reference, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements.  Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.  New factors emerge from time to time, and it is not possible for us to predict which factors will arise.  In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.  We qualify all of the information presented in this prospectus and any accompanying prospectus supplement, and particularly our forward-looking statements, by these cautionary statements.

USE OF PROCEEDS

Except as described in any accompanying prospectus supplement, we currently intend to use the net proceeds from this offering for general working capital and other purposes, including the acquisition of certain patent portfolios. Each time we issue securities, we will provide a prospectus supplement that will contain information about how we intend to use the proceeds from each such offering.

Until we use the net proceeds of an offering, we intend to invest the funds in short-term, investment grade, interest-bearing securities. We cannot predict whether the proceeds invested will yield a favorable return. We have not determined the amount or timing of the expenditures listed above, and these expenditures may vary significantly depending on a variety of factors. As a result, we will retain broad discretion over the use of the net proceeds from an offering.

We cannot guarantee that we will receive any proceeds in connection with any offering hereunder because we may choose not to issue any of the securities covered by this prospectus.

THE SECURITIES WE MAY OFFER

We may offer any of the following securities from time to time:

•                  shares of our common stock;

•                  shares of our preferred stock;

•                  warrants to purchase shares of our preferred stock or common stock; or

•                  any combination of our common stock, preferred stock, or warrants.

When we use the term “securities” in this prospectus, we mean any of the securities we may offer with this prospectus, unless we say otherwise.  This prospectus, including the following summary, describes the general terms that may apply to the securities; the specific terms of any particular securities that we may offer will be described in a separate supplement to this prospectus.

Common Stock.    We may offer shares of our common stock.  Our common stock is traded on The NASDAQ Stock Market LLC under the symbol “MARA.”

Preferred Stock.    Our Board of Directors has the authority to authorize the issuance of preferred stock from time to time in one or more classed or series, and to designate the voting rights, the preferences, the redemption rights, dividend rates, the conversion rights and other special rights with respect to each class or series of preferred stock. We may offer our preferred stock in one or more series.  For any particular series we offer, the applicable prospectus supplement will describe the specific designation; the aggregate number of shares offered; the rate and periods, or manner of calculating the rate and periods, for dividends, if any; the stated value and liquidation preference amount, if any; the voting rights, if any; the terms on which the series will be convertible into or exchangeable for other securities or property, if any; the redemption terms, if any; and any other specific terms.

Warrants.    We may offer warrants to purchase our common stock and preferred stock.  For any particular warrants we offer, the applicable prospectus supplement will describe the underlying security; the expiration date; the exercise price or the manner of determining the exercise price; the amount and kind, or the manner of determining the amount and kind, of any security to be delivered by us upon exercise; and any other specific terms.  We may issue the warrants under warrant agreements between us and one or more warrant agents.

Units.    We may offer units comprised of our common stock, preferred stock and warrants in any combination.  Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.

This prospectus contains a summary of the general terms of the various securities that we may offer. The prospectus supplement relating to any particular securities offered will describe the specific terms of the securities, which may be in addition to or different from the general terms summarized in this prospectus. Because the summary in this prospectus and in any accompanying prospectus supplement does not contain all of the information that you may find useful, you should read the documents relating to the securities that are described in this prospectus or in any accompanying prospectus supplement. Please read “Where You Can Find More Information” to find out how you can obtain a copy of those documents.

The accompanying prospectus supplement will also contain the terms of a given offering, the initial offering price and our net proceeds. Where applicable, a prospectus supplement will also describe any material United States federal income tax consequences relating to the securities offered and indicate whether the securities offered are or will be quoted or listed on any quotation system or securities exchange.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

Authorized Capital Stock

We have 250,000,000 authorized shares of capital stock, par value $0.0001 per share, of which 200,000,000 shares are common stock and 50,000,000 shares are “blank-check” preferred stock.

Capital Stock Issued and Outstanding

On July 18, 2013, we effectuated a Reverse Split at a ratio of 1-for-13. We have issued and outstanding securities on a fully diluted basis and as of November 14, 2014, after giving effect to the Reverse Split and the automatic conversion of 978,074 shares of Series A Preferred Stock into 978,074 shares of common stock on November 6, 2014:

•                  6,790,995 shares of common stock;

•                  30,120 shares of Series A Preferred Stock;

•                  449,333 shares of Series B Preferred Stock;

•                  Warrants to purchase 1,003,046 shares of common stock; and

•                  Options to purchase 1,466,345 shares of common stock

Common Stock

As of November 14, 2014, 6,790,995 shares of common stock were issued and outstanding. The holders of our common stock have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors and are entitled to share ratably in all of our assets available for distribution to holders of common stock upon the liquidation, dissolution or winding up of our affairs. Holders of shares of common stock do not have preemptive, subscription or conversion rights.

Holders of shares of common stock are entitled to one vote per share on all matters which shareholders are entitled to vote upon at all meetings of shareholders. The holders of shares of common stock do not have cumulative voting rights, which means that the holders of more than 50% of our outstanding voting securities can elect all of our directors.

The payment of dividends, if any, in the future rests within the discretion of our Board of Directors and will depend, among other things, upon our earnings, capital requirements and financial condition, as well as other relevant factors. We have not paid any dividends since our inception and do not intend to pay any cash dividends in the foreseeable future, but intend to retain all earnings, if any, for use in our business.

On July 28, 2014, our Board of Directors adopted an amendment our Amended and Restated Bylaws (“Bylaws”), which provides that directors shall be divided into three (3) classes. Each such class shall consist, as nearly as may be possible, of one-third of the total number of directors, and any remaining directors shall be included within such groups as the Board of Directors shall designate. The first such class of directors will be elected for a term which expires in 2015. The second class will be elected for a term which expires in 2016. The third class will be elected to a term which expires in 2017. At each annual meeting of stockholders of the Company, beginning in 2015, successors to the class of directors whose term expires at the annual meeting in that year shall be elected for a three-year term. Our Board of Directors nominated and appointed the following persons to serve in each of the following, newly-constituted classes of directors: (i) John Stetson and Edward Kovalik for election as Class I directors; (ii) Stuart Smith and William Rosellini for election as Class II directors; and (iii) Doug Croxall for election as a Class III director.

Preferred Stock

Shares of preferred stock may be issued from time to time, in one or more series, and our Board of Directors is authorized to determine the designation and fix the number of shares of each series. Our Board of Directors is authorized to fix and determine the voting rights, the preferences, the redemption rights, dividend rates, the conversion rights and other special rights with respect to each class or series of preferred stock.

Prior to the issuance of shares of a series of our preferred stock, our Board of Directors, without stockholder approval, will adopt resolutions and file a certificate of designation regarding the series of preferred stock with the State of Nevada and the SEC.  The certificate of designation will fix for each series the designation and number of shares and the rights, preferences, privileges and restrictions of the shares including the following:

•                  the maximum number of shares in the series and the designation;

•                  voting rights, if any, of the preferred stock;

•                  the dividend rates, periods and/or payment dates or methods of calculation applicable to the preferred stock;

•                  whether dividends are cumulative or non-cumulative, and if cumulative, the date from which dividends on the preferred stock will accumulate;

•                  the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

•                  the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock, another series of preferred stock, or any other class of securities being registered hereby, including the conversion price (or manner of calculation) and conversion period;

•                  the provisions for redemption, if applicable, of the preferred stock;

•                  the provisions for a sinking fund, if any, for the preferred stock;

•                  liquidation preferences;

•                  any limitation on the issuance of any class or series of preferred stock ranking senior to or on a parity with the class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

•                  any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

There shall be no limitation or restriction on any variation between any of the different series of preferred stock as to the designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof.  The several series of preferred stock may, except as otherwise expressly provided in any prospectus supplement or document incorporated by reference, as applicable, vary in any and all respects as fixed and determined by the resolution or resolutions of our board of directors, providing for the issuance of the various series; provided, however, that all shares of any one series of preferred stock shall have the same designation, preferences and relative, participating, optional or other special rights and qualifications, limitations and restrictions.

Series A Preferred Stock

As of November 14, 2014, 30,120 shares of Series A Preferred Stock were issued and outstanding.  The terms of the Series A Preferred Stock are summarized below:

Rank.  The Series A Preferred Stock will rank senior to common stock and to all other classes and series of our equity securities which by its terms do not rank on a parity with or senior to the Series A Preferred Stock.

Dividend.  The holders of Series A Preferred Stock will be entitled to receive dividends at an annual rate equal to 8% based on a value of $6.50 per share, payable quarterly commencing on January 31, 2015.  We may pay dividends on the Series A Preferred Stock in shares of common stock, with each share of common stock being valued at the higher of $6.50 per share or the thirty day VWAP (as defined in the Series A Certificate of Designations) as of the trading day immediately prior to the date that the dividend is to be paid.  All accrued and unpaid dividends, if any, shall be mandatorily paid immediately prior to the earlier to occur of: (i) a liquidation, dissolution or winding up for the Company, (ii) a voluntary conversion by the holder of the Series A Preferred Stock, or (iii) a mandatory conversion pursuant to the terms of the Series A Certificate of Designations, and as further described below.

Liquidation Preference.  In the event of a liquidation, dissolution or winding up of the Company, the holders of the Series A Preferred Stock will be entitled to receive $6.50 per share of the respective preferred stock held, before any payments are made to holders of common stock or any other class or series of the Company’s capital stock ranking junior as to liquidation rights to Series A Preferred Stock. After such payment to the holders of Series A Preferred Stock, holders of shares of Series A Preferred Stock will not be entitled to any further participation as such in any distribution of the assets of the Company.

Voting Rights.  As long as more than 25% of the Series A Preferred Stock remain outstanding, we may not, and may not permit any subsidiary to, without the affirmative vote or consent of the holders of at least a majority of the Series A Preferred Stock outstanding at the time: (i) incur Indebtedness or authorize, create, issue or increase the authorized or issued amount of any class or series of stock, including but not limited to the issuance of any more shares of previously authorized Preferred Stock, ranking prior to the Series A Preferred Stock, with respect to the distribution of assets on liquidation, dissolution or winding up; (ii) amend, alter or repeal the provisions of the Series A Preferred Stock, whether by merger, consolidation or otherwise, so as to adversely affect any right, preference, privilege or voting power of the Series A Preferred Stock; (iii) repurchase, redeem or pay dividends on (whether in cash, in kind, or otherwise), shares of our stock that are junior to the Series A Preferred; (iv) amend our Articles of Incorporation or By-Laws so as to affect materially and adversely any right, preference, privilege or voting power of the Series A Preferred Stock; (v) effect any distribution with respect to stock junior to or on parity with the Series A Preferred Stock; or (vi) reclassify our outstanding securities.  “Indebtedness” means (a) all obligations for borrowed money, (b) all obligations evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptance, current swap agreements, interest rate swaps, or other financial products, (c) all capital lease obligations (to the extent the same exceed $500,000 in any fiscal year), (d) all synthetic leases, and (e) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse) any of the foregoing obligations of any other person; provided, however, Indebtedness shall not include (a) a working capital line of credit, containing typical and customary terms and conditions, of up to $3,000,000 issued by a bank, credit union, governmental agency or similar unaffiliated corporate or institutional lender, (b) usual and customary trade debt incurred in the ordinary course of business (c) indebtedness incurred to fund all or a portion of the purchase price in connection with the acquisition of patent portfolios and/or other intellectual property by us and (d) endorsements for collection or deposit in the ordinary course of business.  Besides the foregoing voting rights, the Series A Preferred Stock shall have no voting rights and the common stock into which the Series A Preferred Stock is convertible shall, upon issuance, have all of the same voting rights as other issued and outstanding common stock.

Conversion.  Each share of Series A Preferred Stock may be converted at the holder’s option at any time after issuance into one share of common stock, provided that the number of shares of common stock to be issued pursuant to such conversion does not exceed, when aggregated with all other shares of common stock owned by such holder at such time, result in such holder beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules thereunder) in excess of 9.99% of all of the common stock outstanding at such time, unless otherwise waived in writing by us with sixty-one (61) days’ notice.

Mandatory Conversion.  On a date which at least one day after the VWAP of the Common stock has exceeded $9.25 per share for a period of four out of eight consecutive trading days, each share of the Series A Preferred Stock outstanding shall automatically convert into one fully paid and nonassessable shares of common stock, as adjusted for stock splits, combinations, certain dividends and distributions.

Series B Preferred Stock

As of November 14, 2014, 449,333 shares of Series B Preferred Stock were issued and outstanding.  The terms of the Series B Preferred Stock are summarized below:

Rank.  The Series B Preferred Stock will rank junior to the Series A Preferred Stock.

Dividend.  The holders of Series B Preferred Stock will be entitled to receive such dividends paid and distributions made to the holders of common stock, pro rata to the holders of common stock to the same extent as if such holders had converted the Series B Convertible Preferred Stock into common stock (without regard to any limitations on conversion herein or elsewhere) and had held such shares of common stock on the record date for such dividends and distributions.

Liquidation Preference.  In the event of a liquidation, dissolution or winding up of the Company, after provision for payment of all debts and liabilities of the Company and the payment of a liquidation preference to the holders of the Company’s Series A Preferred Stock, any remaining assets of the Company shall be distributed pro rata to the holders of common stock and the holders of Series B Convertible Preferred Stock as if the Series B Convertible Preferred Stock had been converted into shares of common stock on the date of such liquidation, dissolution or winding up of the Company.

Voting Rights.  The Series B Preferred Stock have no voting rights except with regard to certain customary protective provisions set forth in the Series B Certificate of Designations and as otherwise provided by applicable law.

Conversion.  Each share of Series B Preferred Stock may be converted at the holder’s option at any time after issuance into one share of common stock, provided that the number of shares of common stock to be issued pursuant to such conversion does not exceed, when aggregated with all other shares of common stock owned by such holder at such time, result in such holder beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules thereunder) in excess of 9.99% of all of the common stock outstanding at such time, unless otherwise waived in writing by us with sixty-one (61) days’ notice.

Warrants

On May 31, 2013, we sold an aggregate of 1,153,844 units representing gross proceeds of $6,000,000 to certain accredited investors pursuant to a securities purchase agreement, among which, 999,998 units representing $5,200,000 were funded. Each unit was subscribed for a purchase price of $5.20 per unit and consists of: (i) one share of our common stock, and (ii) a three (3) year warrant to purchase one half share of our common stock at an exercise price of $6.50 per share, subject to adjustment upon the occurrence of certain events such as stock splits and stock dividends and similar events.  The warrants contain limitations on the holders’ ability to exercise the warrants in the event such exercise causes the holder to beneficially own in excess of 9.99% of our issued and outstanding common stock. The Company paid placement agent fees of $170,000 to two broker-dealers in connection with the sale of the units of which $30,000 was previously paid by us as a retainer. On July 29, 2013, we converted legal fees of $29,620 into 5,696 units. In August 2013, two investors who had subscribed for an aggregate of 153,846 units for an aggregate purchase price of $800,000 on May 31, 2013 assigned their subscriptions to other investors. Such other investors each funded their subscriptions and such additional units were issued. Additionally, we paid placement agent fees of $35,029 and legal fees of $42,375 in connection with the sale of units.

On April 20, 2014, we sent a letter to all the holders of the warrants described above to reduce the exercise price of the warrants from $6.50 per share to $5.75 per share, if the holders of the warrants accepted the Company’s offer to exercise the warrants in full for cash by the extended deadline of April 24, 2014.  On April 24, 2014, one holder of such warrants, whom is an accredited investor, accepted our offer and thereby exercised his warrants, for gross proceeds of $138,224.

On May 1, 2014, we sold an aggregate of 1,000,502 units representing gross proceeds of $6,503,264 to certain accredited investors pursuant to a securities purchase agreement.  Each unit was subscribed for at a purchase price of $6.50 per unit and consists of: (i) one share of our 8% Series A Preferred Stock, $0.0001 par value per share, and (ii) a two year warrant to purchase shares of our common stock, $0.0001 par value per share in an amount equal to twenty five percent (25%) of the number of Series A Preferred shares purchased. The warrants have an exercise price of $7.50 per share, subject to adjustment upon the occurrence of certain events such as stock splits and dividends.  The warrants also contain limitations on the holders’ ability to exercise the warrants in the event such exercise causes the holder to beneficially own in excess of 9.99% of our issued and outstanding common stock.  The Company paid a placement fee to Laidlaw & Company (UK) Ltd., as placement agent, in the amount of $200,000 in connection with the sale of the units, of which $100,000 was paid in cash upon the closing of the private placement and $100,000 was payable in units.  Accordingly, the Company issued 15,385 shares of Series A Preferred Stock and 3,846 warrants to Laidlaw & Company (UK) Ltd.  In addition, we paid the lead investors in the offering $50,000 for due diligence. It was originally contemplated that this fee would be fully paid in units, however we ultimately paid $25,000 in cash to one lead investor and $25,000 was paid in units to the other lead investor in the offering, such that we issued 7,692 shares of Series A Preferred Stock and 1,923 warrants to such lead investor.

On October 16, 2014, we sold an aggregate of $5,550,000 of principal amount of Notes along with two-year to purchase 128,333 shares of our common stock.  The Notes and warrants are initially convertible into shares of our common stock at a conversion price of $15.00 per share and an exercise price of $16.50 per share, respectively.  The conversion and exercise prices are subject to adjustment in the event of certain events, including stock splits and dividends.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equity Stock Transfer LLC, whose address is 110 Greene St. Suite 403, New York, NY 10012.

Listing

Our common stock is listed on The NASDAQ Stock Market LLC under the symbol “MARA.”  We have not applied to list our common stock on any other exchange or quotation system.

Indemnification of directors and officers

Neither our articles of incorporation nor bylaws prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statutes (“NRS”).  NRS Section 78.7502, provides that a corporation may indemnify any director, officer, employee or agent of a corporation against expenses, including fees, actually and reasonably incurred by him in connection with any defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

Disclosure of SEC Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, officers and persons controlling us, we understand that it is the SEC’s opinion that such indemnification is against public policy as expressed in the Securities Act and may therefore be unenforceable.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock or preferred stock. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under one or more warrant agreements to be entered into between us and warrant holders or a warrant agent to be named in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:

•                  the title of the warrants;

•                  the price or prices at which the warrants will be issued;

•                  the designation, amount and terms of the securities for which the warrants are exercisable;

•                  the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

•                  the aggregate number of warrants;

•                  any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•                  the price or prices at which the securities purchasable upon exercise of the warrants may be purchased, and whether the exercise price must be paid in cash and whether the exercise price may be paid in additional securities or by other “cashless” means, and conditions for such exercises;

•                  if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•                  a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

•                  the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•                  the maximum or minimum number of warrants that may be exercised at any time;

•                  information with respect to book-entry procedures, if any; and

•                  any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement will describe:

•                  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•                  any unit agreement under which the units will be issued;

•                  any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•                  whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•                  directly to one or more purchasers;

•                  through agents;

•                  to or through underwriters, brokers or dealers;

•                  through a combination of any of these methods.

A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options.

In addition, the manner in which we may sell some or all of the securities covered by this prospectus, include, without limitation, through:

•                  a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•                  purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•                  ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•                  privately negotiated transactions.

We may also enter into hedging transactions. For example, we may:

•                  enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common shares pursuant to this prospectus, in which case such broker-dealer or affiliate may use common shares received from us, as applicable, to close out its short positions;

•                  enter into option or other types of transactions that require us to deliver common shares to a broker-dealer or an affiliate thereof, who will then resell or transfer the common shares under this prospectus; or

•                  loan or pledge the common shares to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

A prospectus supplement with respect to each offering of securities will state the terms of the offering of the securities, including:

•                  the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

•                  the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;

•                  any delayed delivery arrangements;

•                  any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•                  any discounts or concessions allowed or reallowed or paid to dealers; and

•                  any securities exchange or markets on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•                  at a fixed price or prices, which may be changed;

•                  at market prices prevailing at the time of sale;

•                  at prices related to the prevailing market prices; or

•                  at negotiated prices.

General

Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.

Underwriters and Agents

If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement or pricing supplement, as the case may be.

Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

We may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or pricing supplement, as the case may be will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

Dealers

We may sell the offered securities to dealers as principals. We may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.

Direct Sales

We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.

Institutional Purchasers

We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or pricing supplement, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market-Making, Stabilization and Other Transactions

There is currently no market for any of the offered securities, other than our common stock which is listed on The NASDAQ Stock Market LLC. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the, preferred stock, debt or warrants on any securities exchange or quotation system; any such listing with respect to any particular preferred stock or warrants will be described in the applicable prospectus supplement or pricing supplement, as the case may be.

In connection with any offering of common stock, the underwriters may purchase and sell common stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of common stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a short position. “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriters’ over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the common stock in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.

In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

LEGAL MATTERS

Sichenzia Ross Friedman Ference LLP will pass upon the validity of the shares of common stock sold in this offering.  A member of Sichenzia Ross Friedman Ference LLP is also indirectly the beneficial owner of 4,808 shares of common stock and 2,404 shares of common stock issuable upon the exercise of outstanding warrants

EXPERTS

The financial statements of Marathon Patent Group Inc. as of and for the fiscal years ended December 31, 2013 and 2012 have been audited by KBL, LLP, an independent registered public accounting firm as set forth in its report, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The financial statements of Clouding IP Assets (Carve-out of Certain Operations of Clouding IP, LLC) as of and for the year ended December 31, 2013 and the financial statements of OrthoPhoenix, LLC and TLIF, LLC and MedTech Development Deutschland GmbH as of and for the year ended December 31, 2013 have been audited by Squar, Milner, Peterson, Miranda & Williamson, LLP, an independent registered public accounting firm as set forth in its report, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended (“Securities Act”), with respect to the securities covered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and the securities covered by this prospectus, please see the registration statement and the exhibits filed with the registration statement. A copy of the registration statement and the exhibits filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the SEC, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov.

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available for inspection and copying at the Public Reference Room and website of the SEC referred to above. We maintain a website at http:// www.marathonpg.com/. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC and applicable law permits us to “incorporate by reference” into this prospectus information that we have or may in the future file with or furnish to the SEC. This means that we can disclose important information by referring you to those documents. You should read carefully the information incorporated herein by reference because it is an important part of this prospectus. We hereby incorporate by reference the following documents into this prospectus:

•                  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as filed with the SEC on March 31, 2014;

•                  Our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2013, as filed with the SEC on May 30, 2014;

•                  Our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2013, as filed with the SEC on June 12, 2014;

•                  Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, as filed with the SEC on May 15, 2014;

•                  Our Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2014, as filed with the SEC on July 1, 2014;

•                  Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, as filed with the SEC on August 14, 2014;

•                  Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2014, as filed with the SEC on November 12, 2014;

•                  Our Current Report on Form 8-K filed with the SEC on March 17, 2014;

•                  Our Current Report on Form 8-K filed with the SEC on April 18, 2014;

•                  Our Current Report on Form 8-K filed with the SEC on April 18, 2014;

•                  Our Current Report on Form 8-K filed with the SEC on April 30, 2014;

•                  Our Current Report on Form 8-K/A filed with the SEC on May 1, 2014;

•                  Our Current Report on Form 8-K filed with the SEC on May 5, 2014;

•                  Our Current Report on Form 8-K filed with the SEC on May 7, 2014;

•                  Our Current Report on Form 8-K filed with the SEC on May 8, 2014;

•                  Our Current Report on Form 8-K filed with the SEC on May 16, 2014;

•                  Our Current Report on Form 8-K filed with the SEC on June 4, 2014;

•                  Our Current Report on Form 8-K filed with the SEC on July 9, 2014;

•                  Our Current Report on Form 8-K/A filed with the SEC on July 9, 2014;

•                  Our Current Report on Form 8-K filed with the SEC on July 23, 2014;

•                  Our Current Report on Form 8-K filed with the SEC on July 31, 2014;

•                  Our Current Report on Form 8-K filed with the SEC on August 14, 2014;

•                  Our Current Report on Form 8-K filed with the SEC on September 3, 2014;

•                  Our Current Report on Form 8-K filed with the SEC on September 3, 2014;

•                  Our Current Report on Form 8-K filed with the SEC on September 5, 2014;

•                  Our Current Report on Form 8-K filed with the SEC on September 15, 2014;

•                  Our Current Report on Form 8-K filed with the SEC on September 19, 2014;

•                  Our Current Report on Form 8-K filed with the SEC on October 6, 2014;

•                  Our Current Report on Form 8-K filed with the SEC on October 10, 2014;

•                  Our Current Report on Form 8-K filed with the SEC on October 14, 2014;

•                  Our Current Report on Form 8-K filed with the SEC on October 14, 2014;

•                  Our Current Report on Form 8-K filed with the SEC on October 21, 2014;

•                  Our Current Report on Form 8-K filed with the SEC on November 6, 2014;

•                  Our Current Report on Form 8-K filed with the SEC on November 12, 2014;

•                  Our Current Report on Form 8-K/A filed with the SEC on November 12, 2014;

•                  Our Current Report on Form 8-K filed with the SEC on November 25, 2014;

•                  Our Proxy Statement on Schedule 14A filed with the SEC on August 21, 2014; and

•                  The description of our capital stock that is contained in our Registration Statement on Form 8-A, filed with the SEC on July 22, 2014.

We also incorporate by reference all additional documents that we file with the Securities and Exchange Commission under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the initial filing date and prior to effectiveness of this registration statement of which this prospectus is a part. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with Securities and Exchange Commission rules.  The reports and other documents that we file after the date of this prospectus pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act will update, supplement and supersede the information in this prospectus. You may request and obtain a copy of any of the filings incorporated herein by reference, at no cost, by writing or telephoning us at the following address or phone number: Marathon Patent Group, Inc., 11100 Santa Monica Blvd., Ste. 380, Los Angeles, CA 90025, Telephone: (703) 232-1701, Attn: Chief Financial Officer.

Shares of Common Stock

PROSPECTUS SUPPLEMENT

Northland Capital Markets

The date of this prospectus supplement is December   , 2016